SETTLEMENT AGREEMENT AND MUTUAL RELEASE
                     ---------------------------------------

         This Settlement Agreement and Mutual Release (the "Agreement") is entered into by and between Telenetics Corporation ("Telenetics") and Michael Armani ("Armani"), on the one hand, and Harvey Bibicoff ("Bibicoff"), Bibicoff & Associates, Inc., David Landau ("Landau"), Linda Berglas ("Berglas"), Peter Nitz, Sandra Nitz, and Paul Springer ("Springer") (sometimes collectively "Cross-Complainants"), on the other. This Agreement is entered into with reference to the following facts:

                                    RECITALS
                                    --------

         A. On or about October 18, 1999, Telenetics filed a Complaint against Bibicoff and Bibicoff & Associates, Inc. in Orange County Superior Court Case No. 815922 ("Case No. 815922"). On or about December 6, 1999, Bibicoff, Bibicoff & Associates, Inc., Landau, Berglas, Peter Nitz, Sandra Nitz, and Springer filed a Cross-Complaint against Telenetics and Armani in Case No. 815922, and on or about July 12, 2000 filed a First Amended Cross-Complaint in Case No. 815922 against Telenetics and Armani. On or about August 14, 2000, Telenetics filed a Cross-Complaint against Bibicoff, Bibicoff & Associates, Inc., Landau, and Peter Nitz in Case No. 815922. Each of the parties denies the allegations asserted against him, her or it by any of the other parties in Case No. 815922.

         B. The parties to this Agreement wish to settle all differences between them which arise out of or which in any way are connected with or related to any of the claims, allegations, causes of action and/or contentions set forth in Case No. 815922.

         C. Without acknowledging the validity of any other party's rights, claims or defenses in connection with the subject matter of Case No. 815922, and in order for the parties to this Agreement to settle all differences between them, and in consideration of the mutual covenants, agreements and promises set forth in this Agreement, and other good and valuable consideration, each party to this Agreement agrees as follows:

                                    AGREEMENT
                                    ---------

         1. The foregoing Recitals shall be part of this Agreement.

         2. Telenetics and Armani collectively shall pay to Harvey Bibicoff the sum of $300,000 (Three Hundred Thousand Dollars), plus any accrued interest, within forty-five (45) days after October 9, 2000, except that Telenetics shall pay to Harvey Bibicoff with respect to the amounts due under this Agreement, including the amounts owed on the Promissory Note identified in paragraph 17 of this Agreement, twenty-five per cent (25%) of the net cash proceeds Telenetics receives from investors in connection with its activities undertaken to raise capital, up to the full amount of the $300,000 plus the amount of the Promissory Note, and then shall pay, on or before the date 45 days after October 9, whatever portion of the $300,000, if any, and whatever portion of the Promissory Note, if any, remain unpaid. The payment or payments shall be made payable in the name of Harvey Bibicoff and his attorneys of record, Greenberg Glusker Fields Claman & Machtinger LLP. Telenetics and Armani, and each of them, acknowledge that each of them is jointly and severally liable for paying the $300,000. Commencing as of September 20, 2000, interest shall accrue at the rate of ten per cent (10%) per annum on the $300,000 or on so much of the $300,000 as remains unpaid until the $300,000 is paid in full.

         3. Within ten days of the Effective Date, Telenetics shall issue to Harvey Bibicoff 200,000 shares of Telenetics common stock (the "Shares").

         4. Within five working days of the Effective Date, Telenetics shall issue to Cross-Complainants warrants (the "Warrants") to purchase 150,000 shares of Telenetics common stock (the "Warrant Shares") at an exercise price equal to $1.92 per share, which was the volume weighted average price of Telenetics common stock over the period October 2 through 6, 2000. The Warrants shall be substantially in the form of the warrant attached as Exhibit 1 and shall be distributed as follows:

         90,000 Warrants for the purchase of a total of 90,000 Warrant Shares in the name of Harvey Bibicoff;

         30,000 Warrants for the purchase of a total of 30,000 Warrant Shares in the name of Peter Nitz;

         7,500 Warrants for the purchase of a total of 7,500 Warrant Shares issued in the name of Sandra Nitz;

         7,500 Warrants for the purchase of a total of 7,500 Warrant Shares issued in the name of David Landau;

         7,500 Warrants for the purchase of a total of 7,500 Warrant Shares issued in the name of Linda Berglas; and

         7,500 Warrants for the purchase of a total of 7,500 Warrant Shares issued in the name of Paul Springer.

         5. The Cross-Complainants, and each of them, expressly agree to the payment of the sum of $300,000 solely to Bibicoff as set forth in paragraph 2, expressly agree to the issuance of the 200,000 Shares solely to Bibicoff as set forth in paragraph 3, and expressly agree to the respective number of Warrants issued to each of them as set forth in paragraph 4.

         6. The Warrants shall provide that if Telenetics shall at any time subdivide its outstanding shares of common stock or effect a combination thereof into a smaller number of shares, the number of Warrant Shares and the exercise price shall be proportionately adjusted. The Warrants shall vest immediately and be exercisable in whole or in part from and after the Effective Date of the Agreement and, if not exercised, shall expire at the close of business on the regular business day nearest to three years from the date they are issued.

         7. Telenetics agrees that the Shares and, upon payment in full of the exercise price, the Warrant Shares will be validly issued, fully paid and nonassessable.

         8. Telenetics further agrees that the Cross-Complainants, and each of them, shall have the right to piggyback the registration of both the Shares and the Warrant Shares pursuant to any registration statement filed with the Securities and Exchange Commission ("SEC") covering the sale or resale of shares of the common stock of Telenetics. Such piggyback registration rights shall not apply to the SB-2 registration statement with respect to the Ladenburg transaction which Telenetics may file with the SEC. If Telenetics does not otherwise file a registration statement covering the resale of shares of its common stock, Telenetics agrees to take all necessary action to ensure that the resale of the Shares and the Warrant Shares are registered as soon as reasonably possible, but in no event more than ninety (90) days after the Effective Date of this Agreement, pursuant to a separate registration statement filed with the SEC, provided, however, that Cross-Complainants, and each of them, return their selling security holder questionnaires to Telenetics' counsel, Rutan & Tucker LLP, within five (5) calendar days after they are received by their attorneys of record, Greenberg Glusker Fields Claman & Machtinger LLP, and to the extent all of the questionnaires are not returned with the five-day period, the ninety-day period shall be extended based on the number of days beyond the five-day period that Cross-Complainants, or any of them, delay in returning their questionnaires.

         9. Telenetics agrees that if registration of the Shares and the Warrant Shares has not been piggybacked on another registration statement, any registration statement shall be on Form S-3 (the "S-3 Registration Statement") containing a form of prospectus (as amended or supplemented, if applicable) registering under the Securities Act of 1933, as amended (the "Act"), the Shares and Warrant Shares covered by this Agreement. Thereafter, Telenetics agrees to use its best efforts to have the S-3 Registration Statement declared effective by the SEC as soon as possible. The S-3 Registration Statement shall comply in all material respects with all applicable requirements of law. All costs and expenses in connection with preparing and filing the S-3 Registration Statement (including amendments and supplements thereto) shall be borne by Telenetics.

         10. The S-3 Registration Statement shall be prepared as a "shelf" registration statement under Rule 415 of the Act, and shall be maintained effective until all of the Shares and Warrant Shares are resold pursuant to the S-3 Registration Statement. Telenetics agrees to take all necessary action to ensure that the Shares and Warrant Shares issued to Cross-Complainants pursuant to this Agreement are at all relevant times covered by a valid registration statement. Accordingly, Telenetics will prepare and file with the SEC such amendments and supplements to the S-3 Registration Statement (and the prospectus used in connection with such S-3 Registration Statement), or prepare and file any additional registration statement, as may be necessary to comply with the provisions of the Act (and any other applicable securities laws) with respect to the disposition of the Shares and Warrant Shares.

         11. Telenetics will furnish to Cross-Complainants such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Shares and Warrant Shares owned by them.

         12. Upon request by any Cross-Complainant, Telenetics will use its best efforts to register and qualify the Shares and Warrant Shares under such other securities or Blue Sky laws of the jurisdictions in which that Cross-Complainant is located as of the Effective Date of this Agreement, of such other jurisdictions as shall be reasonably requested by the Cross-Complainant and of all other jurisdictions where legally required, provided that Telenetics shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction.

         13. Telenetics warrants that it has authorized and reserved a sufficient number of shares of common stock to provide for the issuance of the Shares and the Warrant Shares and agrees that during the period within which the rights represented by the Warrants may be exercised, it will have at all times authorized and reserved a sufficient number of shares of common stock to provide for the exercise of the rights evidenced by the Warrants and the issuance of the underlying Warrant Shares.

         14. If Telenetics should become aware that a prospectus included in a registration statement covering the Shares or Warrant Shares (or any supplement or amendment thereto) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Telenetics will notify each Cross-Complainant of this fact as soon as reasonably practicable and use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct the untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Cross-Complainant as such Cross-Complainant may reasonably request.

         15. Telenetics will provide Cross-Complainants with notice of the date that a registration statement or any supplemental registration statement registering the resale of the Shares or Warrant Shares is declared effective by the SEC, and the date or dates upon which any registration statement or supplemental registration statement is no longer effective.

         16. Telenetics will use its best efforts to list the Shares and Warrant Shares with the National Association of Securities Dealers and all other securities exchanges or markets on which Telenetics common stock is listed and prepare and file any required filing with the National Association of Securities Dealers and any other exchange or market on which Telenetics common stock is listed.

         17. Telenetics shall pay to Harvey Bibicoff all amounts due on the outstanding Promissory Note held by Harvey Bibicoff, which note was issued to him by Telenetics in or about December 1998 (the "Note"), within forty-five (45) days after October 9. As of September 30, 2000, the amount due on the Note was Two Hundred Thirty Thousand Dollars ($230,000.00). Telenetics shall pay interest at the rate of ten per cent (10%) per annum from and after September 30, 2000 on the Note or on such portion of the Note as remains unpaid until it is paid in full. Cross-Complainants Landau, Berglas, Springer, Peter Nitz, and Sandra Nitz agree that the maturity date on the Promissory Notes issued to them by Telenetics in or about December 1998 was extended up to and including October
10. Harvey Bibicoff agrees that the maturity date of the Note shall be extended to the date 45 days after October 9 and that the Note shall be paid in accordance with the provisions of this Agreement.

         18. Within five days after the Effective Date of this Agreement, the parties shall submit a request for dismissal with prejudice in Case No. 815922 with respect to the complaint and the two cross-complaints filed in Case No. 815922.

         19. Within five days after the Effective Date of this Agreement, Cross-Complainants, and each of them, and Cross-Complainants' counsel shall return to Telenetics' counsel all originals and all copies of all documents which Telenetics and/or George Rombach produced during the course of Case No. 815922, except as to those documents which have been marked as deposition exhibits, and as to such documents, Greenberg Glusker Fields Claman & Machtinger LLP shall take all reasonable and necessary steps to maintain the confidentiality of such documents. Counsel for Telenetics similarly agree to take all reasonable and necessary steps to maintain the confidentiality of documents produced by any of the Cross-Complainants in Case No. 815922. Cross-Complainants, and each of them, represent and warrant that none of the documents produced by Telenetics and/or Mr. Rombach in Case No. 815922, nor copies of any such documents, and none of the information contained in any such documents or copies of any such documents has been used or disseminated for any purpose other than for purposes of this litigation, and Cross-Complainants, and each of them, acknowledge that this representation and warranty shall survive the consummation of the settlement of Case No. 815922.

         20. Except for any obligations imposed by this Agreement, Telenetics and Armani, and each of them, on the one hand, and Cross-Complainants, and each of them, on the other, and, as applicable, each of their respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, hereby release and forever discharge each other party and each of his, her, or its respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, with respect to any and all claims, demands, liabilities, obligations, debts, attorneys' fees, costs, accounts, actions, or causes of action which any of the parties have or claim to have as of the date of this Agreement, in law or equity, whether known or unknown, which pertain to or which arise out of the facts, circumstances, and/or events which are asserted, or could have been asserted in Case No. 815922 and/or which pertain to, arise out of, or is in any connected with the past relationships between the Parties.

         21. As a condition of this Agreement and in furtherance of the release provisions set forth in this Agreement, the parties expressly waive any and all rights and benefits conferred upon them by the provisions of section 1542 of the Civil Code of the State of California with respect to any of the matters described or set forth in this Agreement. Section 1542 of the Civil Code of the State of California states:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         The parties acknowledge that except for matters expressly represented or recited in this Agreement, the facts and law in relation to this matter and the claims released by the terms of this Agreement may turn out to be different from the facts or law as now known to each party and/or his, her or its agents and/or representatives, including his, her or its counsel. Each party expressly assumes the risk of the existence of different or presently unknown facts or law and agrees that this Agreement shall in all respects be effective and binding as to each party despite the possibility of the existence of different or new facts or law.

         22. Each of the parties represents and warrants that he, she or it has not heretofore assigned, transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any of the claims released in this Agreement. Each of the parties agrees that he, she or it shall indemnify each of the other parties, including with respect to any attorneys' fees and costs, and hold each of the other parties harmless from and against any claims based on or arising from any such assignment, transfer or subrogation, or any attempted assignment, transfer or subrogation, of any of the claims released in this Agreement.

         23. Telenetics agrees to refrain from taking any action to impede Cross-Complainants' lawful right to transfer, sell and/or assign any of the Shares, Warrants or Warrant Shares, and will cooperate fully in the lawful transfer and/or sale of those shares. Further, with regard to Telenetics shares currently held by Cross-Complainants, or to be received by Cross-Complainants, for which a valid registration statement is in effect, Telenetics will refrain from and promptly cooperate in any lawful request by a Cross-Complainant to have Telenetics exchange a legended stock certificate for a clean certificate.

         24. Each of the parties agrees to execute and deliver to each other party all necessary documents and to take such additional action as may be necessary or reasonably required to effectuate the terms, conditions, provisions, and intent of this Agreement.

         25. Each party executing this Agreement and/or any other documents related to the settlement between the parties represents and warrants that he, she or it has been duly authorized to execute this Agreement and any such other related documents.

         26. Telenetics and Armani hereby acknowledge that this Agreement is being entered into for present consideration.

         27. Telenetics and Armani are informed and believe and based thereon represent that neither Harvey Bibicoff nor Bibicoff & Associates has been an insider within the meaning of either 11 USC ss. 101(28) or 11 USC ss. 547(b).

         28. If within the sooner of (1) one hundred thirty-five (135) days of the Effective Date of this Agreement or (2) ninety (90) days after Telenetics completes all payments to Harvey Bibicoff as required by this Agreement, Telenetics files a petition in bankruptcy or an involuntary petition is filed against Telenetics which is not cured within thirty days of filing, Harvey Bibicoff shall have the right to litigate any or all of the claims which otherwise would have been released by this Agreement upon his returning any and all consideration received by him pursuant to the terms of this Agreement. In the event Harvey Bibicoff returns all consideration received by him pursuant to the terms of this Agreement and determines to litigate any or all of the claims which otherwise would have been released by this Agreement which he had asserted against Telenetics, then Telenetics shall have the right to litigate any or all of the claims which otherwise would have been released by this Agreement which Telenetics had asserted against Harvey Bibicoff.

         29. With respect to the Five Hundred Thirty Thousand Dollars ($530,000.00), with accrued interest, which is owed to Harvey Bibicoff pursuant to the terms of this Agreement, Telenetics shall grant Harvey Bibicoff a security interest as set forth in a security agreement substantially in the form of the agreement attached as Exhibit 2 and as reflected in a UCC-1 substantially in the form of the UCC-1 attached as Exhibit 3, and Shala Shashani ("Shashani") and SMC Communications Group, Inc. ("SMC") shall enter into an intercreditor agreement substantially in the form of the agreement attached as Exhibit 4. Shashani and SMC shall sign this Agreement solely to indicate their assent to the terms of a shared security arrangement with Harvey Bibicoff. Shashani and SMC, on the one hand, and Cross-Complainants, and each of them, on the other, acknowledge that Shashani and SMC are not parties in Case No. 815922 and are not parties to this Agreement except to the extent of the terms of this paragraph.

30. Each of the parties acknowledges that he, she or it has carefully read this Agreement and knows and understands the contents and effect of this Agreement, and each of the parties further acknowledges that he, she or it is signing this Agreement based on his, her or its own free act.

         31. Each of the parties acknowledges that he, she or it has been advised to seek legal counsel in connection with this matter and the provisions and execution of this Agreement, and each of the parties acknowledges that he, she or it either has consulted with his, her or its own legal counsel or has had a full opportunity to consult with his, her or its own legal counsel in connection with the settlement between the parties, the terms, conditions, and provisions of this Agreement, and the execution of this Agreement.

         32. This Agreement has been entered into in the State of California, and all of the terms, conditions and provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

         33. If any term, condition or provision of this Agreement is held to be invalid, void or unenforceable, the remaining terms, conditions and provisions of this Agreement nevertheless shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         34. This Agreement and all of its terms, conditions and provisions shall be binding upon and shall inure to the benefit of each of the parties and each of the parties' respective heirs, successors and assigns.

         35. The prevailing party in any proceeding to enforce the provisions of this Agreement shall be entitled to recover all costs, including reasonable attorney's fees, from the non-prevailing party.

         36. Each of the parties shall bear and be responsible for his, her or its own attorneys' fees and costs incurred in connection with all aspects of Case No. 815992.

         37. This Agreement contains the entire agreement and understanding concerning the settlement between the parties and replaces any prior negotiations or agreements between the parties, whether written and/or oral.

         38. Each of the parties agrees that no particular party or parties to this Agreement shall be deemed to be the author of this Agreement or any particular term, provision or condition of this Agreement. Each of the parties further agrees that any ambiguities in this Agreement shall be resolved, and the terms, provisions and conditions of this Agreement shall be construed and interpreted, without regard to which party or parties may have suggested, drafted, revised, or otherwise authored this Agreement or any of its particular terms, provisions or conditions. Each of the parties further agrees that this Agreement shall be construed and interpreted as if drafted jointly by all of the parties.

         39. It is understood that this Agreement is entered into in compromise of disputed claims and that neither the settlement between the parties nor the performance of any of the terms, provisions, or conditions of this Agreement shall be construed or interpreted as an admission of liability on the part of any of the parties to this Agreement.

         40. Any disputes arising under this Agreement shall be resolved in accordance with the laws of the State of California in either the County of Orange or the County of Los Angeles, State of California.

         41. This Agreement may not be changed, altered or modified except in a writing signed by each of the parties and/or duly authorized representatives of each of the parties.

         42. This Agreement may be executed in counterparts, including facsimile counterparts, and all such executed counterparts, including with facsimile signatures, together shall constitute one original Agreement which shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the original or the same counterparts.

         43. The effective date of this Agreement (the "Effective Date") shall be the date when this Agreement has been signed by all of the parties to this Agreement and executed copies of this Agreement with all of the parties' signatures have been delivered to each of the other parties and/or their counsel. The date 45 days after October 9, 2000 referred to in paragraphs 2 and 17 of this Agreement shall be deemed to be November 27, 2000.

Dated:  6 November, 2000               TELENETICS CORPORATION

                                        By:  /s/ Terry S. Parker
                                             -----------------------------------

                                        Its:  President
                                             -----------------------------------

Dated:  6 November, 2000               TELENETICS CORPORATION

                                        By:  /s/ David Stone
                                             -----------------------------------

                                        Its:  Chief Financial Officer/Secretary
                                             -----------------------------------



Dated:  6 November, 2000                /s/ Michael Armani
                                        ---------------------------------------
                                        MICHAEL ARMANI



Dated:  Nov 4, 2000                     BIBICOFF & ASSOCIATES, INC.

                                        By:  /s/ Harvey Bibicoff
                                             -----------------------------------

                                        Its:  Pres/CEO
                                             -----------------------------------



Dated:  Nov 4, 2000                     /s/ Harvey Bibicoff
                                        ----------------------------------------
                                        HARVEY BIBICOFF



Dated:   11/5, 2000                     /s/ David Landau
                                        ----------------------------------------
                                        DAVID LANDAU



Dated:   11/6, 2000                     /s/ Linda Berglas
                                        ----------------------------------------
                                        LINDA BERGLAS



Dated:   11/6, 2000                     /s/ Peter Nitz
                                        ----------------------------------------
                                        PETER NITZ


Dated:   11/6, 2000                     /s/ Sandra Nitz
                                        ----------------------------------------
                                        SANDRA NITZ

Dated:  November 3, 2000                /s/ Paul Springer
                                        ----------------------------------------
                                        PAUL SPRINGER



Dated:  6 November, 2000                /s/ Shala Shashani
                                        ----------------------------------------
                                        SHALA SHASHANI



Dated:  6 November, 2000               SMC COMMUNICATIONS GROUP

                                        By:  /s/ Shala Shashani
                                             -----------------------------------

                                        Its:  Owner
                                             -----------------------------------

APPROVED AS TO FORM:



RUTAN & TUCKER, LLP



By:
    -----------------------------
    David H. Hochner
    Attorneys for Telenetics Corporation
    and Michael Armani



GREENBERG GLUSKER FIELDS
CLAMAN & MACHTINGER LLP



By:
    -----------------------------
    Michael E. Weinsten
    Attorneys for Harvey Bibicoff, Bibicoff &
    Associates, Inc., David Landau, Linda Berglas,
    Peter Nitz, Sandra Nitz, and Paul Springer